                          INDEPENDENT AUDITOR'S REPORT


TO THE PARTNERS
PIONEER STREET ASSOCIATES
(A CALIFORNIA LIMITED PARTNERSHIP)
VISALIA, CALIFORNIA


I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2004 and 2003, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Stockton, California
March 12, 2005

                                    CONTENTS


                                                                            Page

INDEPENDENT AUDITOR'S REPORT ON
   THE FINANCIAL STATEMENTS...............................................     1

FINANCIAL STATEMENTS

   Balance sheets.........................................................   2-3
   Statements of income...................................................   4-7
   Statements of changes in partners' equity..............................     8
   Statements of cash flows...............................................  9-10
   Notes to financial statements.......................................... 11-14

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


  ASSETS                                                2004            2003
                                                        ----            ----


CURRENT ASSETS
  Cash                                              $      31,707  $      75,383
  Real estate tax and insurance                             3,559          9,455
  Prepaid expense                                          10,455         10,741
                                                    -------------  -------------
  Total current assets                              $      45,721  $      95,579
                                                    -------------  -------------


RESTRICTED DEPOSITS AND FUNDED RESERVES
  Tenants' security deposits                        $      43,565  $      43,199
  Replacement reserve                                     159,069        148,761
                                                    -------------  -------------
                                                    $     202,634  $     191,960
                                                    -------------  -------------


PROPERTY AND EQUIPMENT, AT COST
  Land                                              $     300,000  $     300,000
  Buildings                                             3,662,431      3,646,889
  Equipment                                               178,017        178,017
                                                    -------------  -------------
                                                    $   4,140,448  $   4,124,906
  Less accumulated depreciation                         1,443,082      1,302,230
                                                    -------------  -------------
                                                    $   2,697,366  $   2,822,676
                                                    -------------  -------------

OTHER ASSETS
  Deferred charges, less accumulated
  amortization of $28,823 and $25,739               $      37,027  $      40,111
                                                    -------------  -------------


                                                    $   2,982,748  $   3,150,326
                                                    =============  =============


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


  LIABILITIES AND PARTNERS' EQUITY                      2004            2003
                                                        ----            ----


CURRENT LIABILITIES
  Current maturities of long-term debt              $      33,616  $      30,987
  Accounts payable                                         11,080          5,243
  Accrued interest                                             --             --
  Accrued reporting fee                                     4,000          4,000
  Accrued property taxes                                       --             --
                                                    -------------  -------------
  Total current liabilities                         $      48,696  $      40,230
                                                    -------------  -------------


DEPOSIT AND PREPAYMENT LIABILITIES
  Tenants' security deposits                        $      34,175  $      35,600
  Prepaid rents                                                --             --
                                                    -------------  -------------
                                                    $      34,175  $      35,600
                                                    -------------  -------------


LONG-TERM DEBT
  Mortgage payable, less current maturities         $   1,716,705  $   1,750,321
                                                    -------------  -------------


COMMITMENT


PARTNERS' EQUITY                                    $   1,183,172  $   1,324,175
                                                    -------------  -------------


                                                    $   2,982,748  $   3,150,326
                                                    =============  =============


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----

RENTAL INCOME
    Apartments                                      $    581,172   $    548,532
    Tenant assistance payments                                --             --
    Furniture and equipment                                   --             --
    Commercial                                                --             --
    Parking spaces                                            --             --
    Subsidy income                                            --             --
    Miscellaneous                                             --             --
                                                    -------------  -------------
       Sub-total potential rent revenue             $    581,172   $    548,532
                                                    -------------  -------------


VACANCIES
    Apartments                                      $    (47,932)  $    (17,696)
    Commercial                                                --             --
    Parking spaces                                            --             --
    Miscellaneous                                             --             --
                                                    -------------  -------------
       Sub-total vacancies                          $    (47,932)  $    (17,696)
                                                    -------------  -------------


       Net rental revenue                           $    533,240   $    530,836
                                                    -------------  -------------


FINANCIAL REVENUE
    Interest Income - project operations            $        672   $        890
    Income from investments - replacement reserve          1,115          1,184
    Income from investments - operating reserve               --             --
    Income from investments - miscellaneous                   --             --
                                                    -------------  -------------
       Sub-total financial revenue                  $      1,787   $      2,074
                                                    -------------  -------------


OTHER REVENUE
    Laundry and vending                             $     12,754   $     10,068
    NSF and late charges                                      --             --
    Damage and cleaning fees                                   2             24
    Forfeited tenant security deposits                     8,915          6,157
    Other revenue                                         12,438         13,249
                                                    -------------  -------------
       Sub-total other revenue                      $     34,109   $     29,498
                                                    -------------  -------------


       Total revenues                               $    569,136   $    562,408
                                                    -------------  -------------


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----

OPERATING EXPENSES

    Renting expenses
       Advertising                                  $         895  $         132
       Miscellaneous renting expenses                       3,429          2,825
                                                    -------------  -------------
       Sub-total renting expenses                   $       4,324  $       2,957
                                                    -------------  -------------


    Administrative expenses
       Office salaries                              $          --  $          --
       Office supplies                                      4,607          3,658
       Office rent                                             --             --
       Management fee                                      46,704         42,041
       Manager's salary                                    30,016         30,128
       Legal expense                                        9,408         26,039
       Audit expense                                        4,532          4,293
       Bookkeeping / accounting services                       --             --
       Telephone and answering service                      1,145          1,114
       Bad debts                                               --             --
       Miscellaneous administrative expenses                4,958            205
                                                    -------------  -------------
       Sub-total administrative expenses            $     101,370  $     107,478
                                                    -------------  -------------


    Utilities expense
       Fuel oil / coal                              $          --  $          --
       Electricity                                         12,012          9,488
       Water                                               14,709         14,585
       Gas                                                     --             --
       Sewer                                                   --             --
                                                    -------------  -------------
       Sub-total utilities expense                  $      26,721  $      24,073
                                                    -------------  -------------


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----

    Operating and maintenance expense
       Janitor and cleaning payroll                 $          --  $          --
       Janitor and cleaning supplies                           --             --
       Janitor and cleaning contract                           --             --
       Exterminating payroll / contract                        --             --
       Exterminating supplies                                  --             --
       Garbage and trash removal                           17,594         17,020
       Security payroll / contract                             --             --
       Grounds payroll                                         --             --
       Grounds supplies                                        --             --
       Grounds contract                                    23,727         23,680
       Repairs payroll                                     37,938         28,941
       Repairs material                                    20,742         19,206
       Repairs contract                                    23,644         19,356
       Elevator maintenance / contract                         --             --
       Heating / cooling repairs and maintenance               --             --
       Swim pool maintenance / contract                        --             --
       Snow removal                                            --             --
       Decorating payroll / contract                           --             --
       Decorating supplies                                  1,079          2,577
       Vehicle and maintenance equipment o & r                 --             --
       Miscellaneous operating and maint. expenses         19,720         17,430
                                                    -------------  -------------
       Sub-total operating & maint. expense         $     144,444  $     128,210
                                                    -------------  -------------


    Taxes and insurance
       Real estate taxes                            $      25,744  $       8,288
       Payroll taxes                                        7,511          5,789
       Miscellaneous taxes, licenses, and permits           1,005            975
       Property and liability insurance                    12,832          9,882
       Fidelity bond insurance                                 --             --
       Workman's compensation                               7,776          9,663
       Health insurance and other employee benefits         8,086          7,085
       Other insurance                                         --             --
                                                    -------------  -------------
       Sub-total taxes & insurance                  $      62,954  $      41,682
                                                    -------------  -------------


       Total operating expenses                     $     339,813  $     304,400
                                                    -------------  -------------


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----

OTHER EXPENSES
    Interest expense - mortgage                     $    144,390   $    146,813
    Interest expense - notes                                  --             --
    Miscellaneous financial expense                           --             --
    Depreciation and amortization                        143,936        141,161
    Non project expenses                                   4,000          4,000
                                                    -------------  -------------
       Sub-total other expenses                     $    292,326   $    291,974
                                                    -------------  -------------


       Total expenses                               $    632,139   $    596,374
                                                    -------------  -------------


       Net income (loss)                            $    (63,003)  $    (33,966)
                                                    =============  =============




See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                         STATEMENTS OF PARTNERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                             General             Limited
                                        Total               Partners             Partner
                                        -----               --------             -------
Partners' equity
    December 31, 2002              $    1,476,141       $     (292,300)       $   1,768,441

Partners' capital
    contributions                              --                   --                   --

Partners' capital
    distributions                        (118,000)            (118,000)                  --

Net income (loss)                         (33,966)                (340)             (33,626)
                                   ---------------      ---------------      ---------------

Partners' equity
    December 31, 2003              $    1,324,175       $     (410,640)      $    1,734,815

Partners' capital
    contributions                              --                   --                   --

Partners' capital
    distributions                         (78,000)             (78,000)                  --

Net income (loss)                         (63,003)                (630)             (62,373)
                                   ---------------      ---------------      ---------------

Partners' equity
    December 31, 2004              $    1,183,172       $     (489,270)      $    1,672,442
                                   ===============      ===============      ===============

Percentage at
    December 31, 2004                         100%                   1%                  99%
                                   ===============      ===============      ===============



See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                               $    (63,003)  $    (33,966)
    Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
       Depreciation and amortization                     143,936        141,161
       Change in assets and liabilities:
        Decrease (increase) in:
       Rents receivable                                       --             --
       Prepaid expenses                                      286         (3,007)
       Tenants' security deposits                           (366)          (413)
       Tax and insurance impounds                          5,896         20,998
        Increase (decrease) in:
       Accounts payable                                    5,837            950
       Bank overdraft                                         --             --
       Accrued reporting fee                                  --          2,000
       Accrued interest                                       --             --
       Prepaid rents                                          --             --
       Tenants' security deposits                         (1,425)            --
                                                    -------------  -------------
       Net cash provided by (used in)
        operating activities                        $     91,161   $    127,723
                                                    -------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES
    Funding of replacement reserve                  $    (28,458)  $     (5,837)
    Withdrawals from replacement reserve                  18,150         29,973
    Acquisition of property and equipment                (15,542)       (27,623)
                                                    -------------  -------------
       Net cash provided by (used in)
        investing activities                        $    (25,850)  $     (3,487)
                                                    -------------  -------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Partner contributions                           $         --   $         --
    Partner distributions                                (78,000)      (118,000)
    Principal payments on long-term debt                 (30,987)       (28,564)
                                                    -------------  -------------
       Net cash provided by (used in)
        financing activities                        $   (108,987)  $   (146,564)
                                                    -------------  -------------


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004            2003
                                                        ----            ----


       Increase (decrease) in cash and
        cash equivalents                            $    (43,676)  $    (22,328)

Cash and cash equivalents
    Beginning                                             75,383         97,711
                                                    -------------  -------------

    Ending                                          $     31,707   $     75,383
                                                    =============  =============



SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION
       Cash paid during the year for interest,
         net of capitalized interest                $    144,390   $    146,813
                                                    =============  =============




See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    BASIS OF ACCOUNTING

    The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

    CAPITALIZATION AND DEPRECIATION

    Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                              Years
                                                              -----

       Buildings                                               27.5
       Equipment                                                7

    Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

    AMORTIZATION

    Deferred charges are amortized over the following estimated useful lives using the straight-line method:

                                                              Years
                                                              -----
       Deferred debt expense                                     30
       Tax credit monitoring fee                                 15

    INCOME TAXES

    No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS

    ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

    PERSONAL ASSETS AND LIABILITIES

    In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

    SFAS NO. 144

    Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.

NOTE 2 - ORGANIZATION

    Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the California Community Reinvestment Corporation (CCRC), a California nonprofit public benefit corporation. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

    The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.

NOTE 3 - DEFERRED CHARGES

    Deferred charges as of December 31, 2004 and 2003, consists of the following:

                                                       2004           2003
                                                  -------------  -------------
    Deferred debt expense                         $      39,200  $      39,200
    Tax credit monitoring fee                            26,650         26,650
                                                  -------------  -------------
                                                  $      65,850  $      65,850
       Less accumulated amortization                     28,823         25,739
                                                  -------------  -------------
                                                  $      37,027  $      40,111
                                                  =============  =============

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

    In accordance with the Partnership and the CCRC Replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.

NOTE 5 - LONG-TERM DEBT

    Long-Term debt consisted of a permanent loan with CCRC in face amount of $1,960,000.

    Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2004, the current interest rate and minimum monthly payment due is 8.17% and $14,617.74, respectively.

    The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

    Aggregate maturities of Long-term debt for the next five years are as follows:

       December 31,   2005                                    $     33,616
                      2006                                          36,468
                      2007                                          39,561
                      2008                                          42,917
                      2009                                          46,558
                  Thereafter                                     1,551,201
                                                              ------------

                     TOTAL                                    $  1,750,321
                                                              ============

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    ANNUAL REPORTING FEE

    An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

    ANNUAL PARTNERSHIP ADMINISTRATIVE FEE

    An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.

                          NOTES TO FINANCIAL STATEMENTS

    MANAGEMENT FEE

    In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2004 and 2003 in the amounts of $46,704 and $42,041, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.

NOTE 7 - CONCENTRATION OF CREDIT RISK

    The Partnership maintains cash and cash equivalents at two financial institutions located in California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. At December 31, 2004, the Partnership's uninsured cash balances totaled $42,692.

NOTE 8 - COMMITMENT

    The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.

NOTE 9 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

    The Partnership's sole asset is Foothill Vista Apartments. The Partnership's operations are concentrated in the multifamily real estate market.